CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on the AllianceBernstein Small Cap Growth Portfolio (formerly, AllianceBernstein Small Cap Growth Fund, Inc.) dated September 9, 2005, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-29901 and 811-1716) of the AllianceBernstein Cap Fund, Inc.






                                          ERNST & YOUNG LLP


New York, New York
October 28, 2005